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                                                                    Exhibit 99.3

August 12, 2001

Mr. Michael J. Hartley

Mrs. Sandra T. Hartley

Michael J. Hartley Revocable Trust dated December 21, 1988, as amended c/o Michael J. Hartley
1440 Kapiolani Boulevard
Honolulu, Hawaii  96814

Sandra Tatsue Hartley Revocable Trust dated December 21, 1988, as amended c/o Sandra T. Hartley
1440 Kapiolani Boulevard
Honolulu, Hawaii  96814

Hartley Investments Limited Partnership
c/o  Michael J. Hartley
1440 Kapiolani Boulevard
Honolulu, Hawaii  96814

Ladies and Gentlemen:

     Reference is made to: (a) that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 12, 2001, by and among Platinum Corp., a Delaware corporation (the "Purchaser"), another Delaware corporation and wholly-owned subsidiary of Purchaser (the "Acquisition Sub"), and Diamondhead., a Delaware corporation (the "Company"); (b) that certain Stockholder Agreement ("Stockholder Agreement"), dated as of August 12, 2001, by and among the Purchaser, Acquisition Sub, the Company, Mr. Michael J. Hartley ("Mr. Hartley"), Mrs. Sandra T. Hartley ("Mrs. Hartley"), Michael J. Hartley Revocable Trust dated December 21, 1988, as amended ("Hartley Trust I"), Sandra Tatsue Hartley Revocable Trust dated December 21, 1988, as amended ("Hartley Trust II") and Hartley Investments Limited Partnership ("Hartley Trust III"). Mr. Hartley, Mrs. Hartley, Hartley Trust I, Hartley Trust II and Hartley Trust III are hereinafter referred to as the "Hartley Parties." Capitalized terms not defined herein shall have the meaning given to them in the Merger Agreement.

     Section 8.2(b)(v) of the Merger Agreement provides that if the Purchaser
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terminates the Merger Agreement under circumstances where  (a) any of the
Hartley Parties breaches the Stockholder Agreement or fails to perform any of its obligations under the Stockholder Agreement; and (b) within twelve (12) months after any such breach or failure, (1) the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with
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respect to a Takeover Proposal, or a Takeover Proposal is consummated, or (2)
the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to a Takeover Proposal, or a Takeover Proposal is consummated, the Purchaser will be entitled to a Termination Fee, as defined in Section 8.2(b) of the Merger Agreement. As a
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condition to proceeding with the transactions contemplated by the Merger
Agreement, the Board of The Company has requested the Hartley Parties to agree as follows:

     1.  In the event that the Company pays the Termination Fee pursuant to
Section 8.2(b)(v) of the Merger Agreement, the Hartley Parties hereby
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irrevocably agree, jointly and severally, to indemnify and hold harmless the
Company for the loss to the Company incurred as a result thereof provided that the breach by one or more of the Hartley Parties is reasonably understood to have been an actual cause of the Purchaser's termination of the Merger Agreement.

     2. The Company and the Hartley Parties acknowledge that the loss indemnified hereunder may be mitigated to the extent that the Company consummates a Takeover Proposal that results in the Company and/or its shareholders receiving an amount in the aggregate that exceeds the amount to be received by the Company shareholders pursuant to the Merger Agreement. If the Hartley Parties deem they are entitled to such mitigation, they shall notify the Company within two (2) business days after the consummation of such transaction. The parties agree on the principle that if stockholders of the Company receive a greater amount per share than they would have received from consummation of the Takeover Proposal, all factors (including the time value of money, tax considerations, etc.) considered, then the Hartley Parties should not be required to pay any amount in indemnification hereunder. The Hartley Parties and the Company (with none of the Hartley Parties participating in the negotiations or Board deliberations on behalf of the Company) shall then endeavor to reach agreement on the amount, if any, of appropriate mitigation that should apply in the circumstances, it being recognized that there may exist reasonable differences of opinion regarding whether, in fact, the consummation of the Takeover Proposal is more favorable to the Company and, if so, by what amount, taking into account all financial and tax factors, the time of the transaction, the kind of consideration received, the number of shareholders benefited, and other such factors. If no such agreement is reached within thirty (30) days, the resolution of the amount of such mitigation, if any, that applies shall be submitted by the Company and the Hartley Parties to binding and final determination to a nationally recognized investment banking firm or accounting firm (the "Neutral Party") mutually agreeable to the Company and the Hartley Parties. The Company, on the one hand, and the Hartley Parties, on the other hand, shall submit to the Neutral Party, within ten days following the expiration of thirty-day period of negotiation, the dollar amount of mitigation to which each thinks the Hartley Parties are entitled. The Neutral Party shall render its final and binding determination of the question by designating, as the amount of permissible mitigation, if any, the amount submitted by the Company, or by the Hartley Parties, based on the Neutral Party's judgment as to which of the two proposed amounts most closely represents the amount of reasonable mitigation, taking into account all relevant financial and tax factors. The Neutral Party's decision shall be rendered within twenty days after receiving the submissions of each of the parties. The fee of the Neutral Party shall be borne by that party whose proposed amount of mitigation was chosen by the Neutral Party as appropriate.
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     3.  The question of whether the Hartley Parties were in breach of their obligations under the Stockholder Agreement shall not be submitted to the Neutral Party for decision.

     4. The Hartley Parties shall pay to the Company, within two (2) business days after receipt of notice of a claim for indemnification, the amount thereof unless the Hartley Parties make a claim for mitigation, in which case such payment shall be made within two (2) business days of any amicable resolution or the decision of the Neutral Party. Upon payment of the indemnification due hereunder, the Company shall assign to the Hartley Parties any claim it may have against Platinum Corp. that payment of the Termination Fee was not owing and payable under Section 8.2(b)(v) of the Agreement. If,
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following a resolution of the mitigation issue, there is a payment of an amount that is less than the entire Termination Fee, such assignment shall be as to a proportionate part of any such claim.

     5. The Hartley Parties, jointly and severally, hereby agree to indemnify and hold the Company from and against any and all damages, losses, claims, expenses, costs (including reasonable attorneys' fees and litigation costs), causes of action or any other liability whatsoever arising from or relating to any breach of its obligations under this letter agreement.

     If this letter accurately and completely sets forth your understanding of the matters set forth above, please so indicate by executing below counterparts of this letter and returning them to me immediately, so that we may proceed with the transactions contemplated by the Merger Agreement.

                                       Yours truly,


                                       Sam E. Galeotos
                                       President and CEO


ACKNOWLEDGED AND AGREED TO:

 /s/ Michael J. Hartley                    August 12, 2001
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MICHAEL J. HARTLEY                     Date:  August 12, 2001

 /s/ Sandra T. Hartley                     August 12, 2001
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SANDRA T. HARTLEY                      Date:  August 12, 2001
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MICHAEL J. HARTLEY REVOCABLE TRUST
DATED DECEMBER 21, 1988, AS AMENDED

/s/ Michael J. Hartley                 August 12, 2001
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Michael J. Hartley, Trustee            Date:  August 12, 2001


SANDRA TATSUE HARTLEY REVOCABLE
TRUST DATED DECEMBER 21, 1988,
AS AMENDED

/s/ Sandra T. Hartley                  August 12, 2001
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Sandra T. Hartley, Trustee             Date: August 12, 2001


HARTLEY INVESTMENTS LIMITED
PARTNERSHIP

/s/ Michael J. Hartely                 August 12, 2001
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Michael J. Hartley, General Partner    Date: August 12, 2001